Exhibit 99.2

310 Holdings, Inc.
(unaudited consolidated proforma)
BALANCE SHEET
As of June 30, 2009

ASSETS

CURRENT ASSETS	6/30/2009

Cash	$197,412
Accounts Receivable	47,600
Stock Proceeds Receivable	50,000

Total Current Assets	295,012

FIXED ASSETS

Property & Equipment, Net	550,646

Total Fixed Assets	550,646

OTHER ASSETS

Goodwill	380,386

Total Other Assets	380,386

TOTAL ASSETS	$1,226,044

The accompanying notes are an integral part of these financial statements.

310 Holdings, Inc.
(unaudited consolidated proforma)
BALANCE SHEET
As of June 30, 2009

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES	6/30/2009

Accrued Expenses	$250

Total Current Liabilities	250

LONG-TERM LIABILITIES

None	-

Total Long-Term Liabilities	-

TOTAL LIABILITIES	250

STOCKHOLDERS' EQUITY

Preferred stock, $.001 par value,
Authorized: 5,000,000
Issued: None	-
Common Stock
Authorized: 70,000,000
Issued: 54,576,260	64,576
Treasury Stock - returned to company at no value	-
Additional paid in capital	1,243,341
Accumulated income/(deficit)	(82,123)

Total Stockholders' Equity	1,225,794

TOTAL LIABILITIES AND EQUITY	$1,226,044

The accompanying notes are an integral part of these financial statements.

310 Holdings, Inc.
STATEMENT OF OPERATIONS
(unaudited consolidated proforma)
For the six months ending June 30, 2009

SIX
MONTHS
6/30/2009
(unaudited)

REVENUE	$47,600

COST OF SERVICES	-

GROSS PROFIT OR (LOSS)	47,600

GENERAL AND ADMINISTRATIVE EXPENSES	26,429

OPERATING INCOME/(LOSS)	21,171

INTEREST EXPENSE	-

OTHER INCOME/(LOSS)	-

INCOME/(LOSS) BEFORE INCOME TAXES	21,171

PROVISION FOR INCOME TAXES
Federal	-
State	-

NET INCOME/(LOSS)	$21,171

Earnings (loss) per share, basic and diluted	$0.0004

Weighted average common shares outstanding	53,700,000

The accompanying notes are an integral part of these financial statements.

310 Holdings, Inc.
(unaudited consolidated proforma)
STATEMENT OF STOCKHOLDERS' EQUITY
As of June 30, 2009

			ADDITIONAL
	COMMON	PAR	PAID IN	ACCUM	TOTAL
	STOCK	VALUE	CAPITAL	DEFICIT	EQUITY

Balance at inception on
April 20, 2006	-	$-	$-	$-	$-

Common stock issued for cash
at $0.0005 per share on	40,250,000	40,250	(20,250)	-	20,000
May 2, 2006

Common stock issued for stock
offering cost at $0.0005 per	2,450,000	2,450	(1,233)	-	1,217
share on December 11, 2006

Common stock issued for cash
at $0.004 per share on	21,000,000	21,000	69,000	-	90,000
December 11, 2006

Stock offering costs paid	-	-	(5,717)		(5,717)

Net income/(loss) for the year
ended December 31, 2006				(1,510)	(1,510)

Balance, December 31, 2006	63,700,000	63,700	41,800	(1,510)	103,990

Net income/(loss) for the year
ended December 31, 2007				9,178	9,178

Balance, December 31, 2007	63,700,000	63,700	41,800	7,668	113,168

Net income/(loss) for the year
ended December 31, 2008				(110,962)	(110,962)

Balance, December 31, 2008	63,700,000	63,700	41,800	(103,294)	2,206

Common stock returned to treasury
stock at no value on June 16, 2009	(10,000,000)	-

Common stock issued for cash
at $3.00 per share on June 30, 2009	66,667	67	199,933	-	200,000

Paid in Capital			71,385		71,385

Common stock issued for assets
at $1.15 per share on July 15, 2009	809,593	810	930,222	-	931,032

Net income/(loss) for the period
ended June 30, 2009				21,171	21,171

Balance, June 30, 2009	54,576,260	$64,576	$1,243,341	$(82,123)	$1,225,794

The accompanying notes are an integral part of these financial statements.

310 Holdings, Inc.
(unaudited consolidated proforma)
STATEMENT OF CASH FLOWS
For the six months ending June 30, 2009

SIX
MONTHS
6/30/2009
CASH FLOWS FROM OPERATING ACTIVITIES	(unaudited)

Net income (loss)	$21,171

Adjustments to reconcile net income to net cash
provided by (used in) operating activities:
Adjustments for charges not requiring outlay of cash:
Depreciation and Amortization	-

Changes in operating assets and liabilities:
Accounts Receivable	(47,600)
Stock Proceeds Receivable	(50,000)
Accrued Expense	(1,350)

Total adjustments to net income	(98,950)

Net cash provided by (used in) operating activities	(77,779)

CASH FLOWS FROM INVESTING ACTIVITIES

None	-

Net cash flows provided by (used in) investing activities	-

CASH FLOWS FROM FINANCING ACTIVITIES

Cash Proceeds from stock issuance	200,000
Cash Received/(paid) due to/from Affiliate	71,385

Net cash provided by (used in) financing activities	271,385

CASH RECONCILIATION

Net increase (decrease) in cash and cash equivalents	193,606
Cash and cash equivalents - beginning balance	3,806

CASH AND CASH EQUIVALENTS BALANCE END OF PERIOD	$197,412

The accompanying notes are an integral part of these financial statements.